Exhibit 24.1

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints David J. Vander Zanden and David G. Gomach, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 relating to the convertible subordinated notes (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(e) under the Securities Act of 1933, as amended) and any and all amendments (including post-effective amendments) and supplements thereto, and to file the same, and all exhibits and all documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing, requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have each executed this Power of Attorney, on one or more counterparts, as of the 24th day of January, 2007.

/s/ David J. Vander Zanden David J. Vander Zanden	/s/ Jonathan J. Ledecky Jonathan J. Ledecky

/s/ Terry L. Lay Terry L. Lay	/s/ Edward C. Emma Edward C. Emma

/s/ Leo C. McKenna Leo C. McKenna	/s/ Jacqueline F. Woods Jacqueline F. Woods